Exhibit 10.23

January 25, 2007

John LaCorte

12014 Granite Woods Loop

Venice, FL 34292

Re: Amendment to Executive Employment Agreement

Dear John:

This document is intended to memorialize the amendment of your Employment Agreement, dated July 10, 2006.

Our signatures below confirm that we have agreed to modify the Employment Agreement in Sections 1 and 4 only as described below as follows:

1. EMPLOYMENT; DUTIES.

The provision, as originally written has been deleted in its entirety and is amended to read as follows:

The Company shall employ Executive as Vice President of Global logistics and Business Development, and Executive accepts such employment under the terms and conditions set forth in this Agreement. Executive’s duties shall be consistent with those of such a position as defined from time to time by the Company’s board of directors (the “Board”) and the Chief Executive Officer.

APPROVED AND AGREED:

DATE: __________________	John LaCorte

DATE: __________________	Sun Energy Solar, Inc.

Carl L. Smith
Chairman and Chief Executive Officer